UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

Dex Liquidating Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

7 West 41st Avenue - #245, San Mateo, CA (Address of Principal Executive Offices)	94403 (Zip Code)

Registrant’s telephone number, including area code: (415) 839-8488

__________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

The Effective Date of the Dex Liquidating Co. confirmed Plan of Liquidation (the “Plan”) occurred at the close of business on November 28, 2018. Based on currently available information, Dex Liquidating Co., formerly Dextera Surgical Inc., does not expect to make any cash distributions to holders of Class 4 Interests (former Series B Preferred Stock) or Class 5 Interests (former Common Stock) under the Plan until after resolution of the Aesculap Escrow (as defined in the Plan). The Aesculap Escrow is scheduled to remain in place until February 2020. Any distributions made will be to holders of record as of the close of business on November 28, 2018 as per the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dex Liquidating Co.

Date: November 28, 2018	/s/ Matthew English
Matthew English
Chief Restructuring Officer